SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2004

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2004, the board of directors of Symmetricom, Inc. approved a cash bonus plan for senior executives for fiscal year 2005 (the “Plan”). Bonuses under the Plan may be from 0% to 150% of an employee’s base salary, and will be based upon a comparison of the company’s year over year revenue growth and net income margins relative to a peer group of companies. Payments under the Plan will be made on a quarterly basis at the rate of 17.5% of the pro rated annual bonus amount for that period, and an additional annual amount at the rate of 30% of the annual bonus amount. Payments under the Plan will be made within sixty days of the end of each fiscal quarter. An employee must be on the payroll for the last work day of the quarter to be eligible to participate in the Plan for that quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004	By:	/s/ Thomas W. Steipp
Thomas W. Steipp
President and Chief Executive Officer